Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into effective as of 2020‑10‑15 (the “Effective Date”) by and between Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”) and Joseph Y. Chang, an individual (the “Executive”).

WHEREAS, the Executive has been employed since May 17, 1997 by the Company or one of its affiliates;

WHEREAS, the Executive and the Company entered into an Employment Agreement dated April 16, 2015 and an Amendment to Employment Agreement dated March 8, 2018 (collectively the “Prior Employment Agreement”); and

WHEREAS, the Company and the Executive desire to terminate the Prior Employment Agreement and establish new terms and conditions of the Executive’s employment;

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.           Duties and Responsibilities.

A.          The Executive shall serve as the Company’s Chief Scientific Officer and Executive Vice President of Product Development, reporting directly to the Company’s Chief Executive Officer.  The Executive shall have the duties and powers at the Company that are customary for an individual holding such positions.

B.         The Executive agrees to use the Executive’s best efforts to advance the business and welfare of the Company, to render the Executive’s services under this Agreement faithfully, diligently and to the best of the Executive’s ability.

C.         Except as may otherwise be approved in advance by the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) of the Company’s Board of Directors (the “Board”), and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Executive shall devote the Executive’s full working time to the services required of him hereunder, and shall use the Executive’s best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of the Executive’s position.  The Executive may participate in charitable, civic and professional activities as long as the activities do not interfere with the performance of the Executive’s duties hereunder.  The Executive shall not serve on the board of directors of any entity, other than an affiliate of the Company, without the approval of the Nominating and Corporate Governance Committee.

2.          Employment Period. The Executive shall be employed by the Company under the terms of this Agreement for the period commencing on the Effective Date and ending on December 31, 2025 (the “Employment Period”).  Notwithstanding the foregoing, the Executive and the Company may terminate the Employment Period and this Agreement prior to December 31, 2025 in accordance with Section 7 hereof.  Notwithstanding the termination of this Agreement, the provisions of Sections 7 and 8 shall survive the termination of this Agreement and shall remain in full force and effect in accordance with the terms thereof unless otherwise agreed to by the parties in writing.

3.           Cash Compensation.

A.         Annual Salary.  The Executive’s annual base salary (the “Annual Salary”) shall be determined by the Compensation Committee of the Board (the “Compensation Committee”), and shall be payable in accordance with the Company’s standard payroll schedule for its executive officers (but in no event less frequent than on a monthly basis).  The Compensation Committee shall review the Executive’s Annual Salary at least annually and shall make a determination regarding any changes to the Annual Salary.  Any changed annual salary shall thereupon be the “Annual Salary” for the purposes hereof.

B.         Bonus.  The Executive shall be eligible to participate in the Company’s cash incentive plan as adopted by the Compensation Committee at levels and upon attainment of such corporate and/or individual performance targets as shall be established by the Compensation Committee from time to time.  The Executive shall be entitled to receive bonuses, cash or otherwise, in the discretion of the Compensation Committee, from time to time.

C.        Applicable Withholdings.  The Company shall deduct and withhold from the compensation payable to the Executive under this Agreement any and all applicable federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

4.          Equity Compensation.  The Executive shall be eligible to participate in any equity incentive plans of the Company in which other executive officers of the Company are eligible to participate.  All options or other equity awards granted under the equity incentive plans will be made at the discretion of the Compensation Committee pursuant and subject to the terms and conditions of the applicable equity incentive plan.  To the extent the Company grants any time-based equity awards (i.e., equity that vests with the passage of time) to the Executive during the Employment Period, the grant documentation for such equity awards shall provide that if a Change in Control (as defined below) is consummated during the Employment Period, and within six months prior to and in connection with such Change in Control or within two years following such Change in Control, the Executive’s employment is terminated (i) by the Company without Cause (as defined in the applicable equity plan or award agreement) or (ii) by the Executive for Good Reason (as defined in the applicable equity plan or award agreement), then all of such equity awards shall vest in full.  The vesting of any performance-based equity awards shall be determined in accordance with the applicable equity incentive plan and grant documentation. For purposes of this Agreement, “Change in Control” shall mean the consummation of any of the following transactions effecting a change in ownership or control of the Company:

(i)         During any 24 month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

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(ii)       Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(iii)      The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 90% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)       The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

5.           Expense Reimbursement.  In addition to the compensation specified in Section 3, the Executive shall be entitled to receive reimbursement from the Company for all reasonable business expenses incurred by the Executive in the performance of the Executive’s duties hereunder, provided that the Executive furnishes the Company with vouchers, receipts and other details of such expenses in the form reasonably required by the Company to substantiate a deduction for such business expenses under all applicable rules and regulations of federal and state taxing authorities.

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6.           Employee Benefits.  The Executive shall, throughout the Employment Period, be eligible to participate in all of the life insurance plans, health plans, accidental death and dismemberment plans, short-term disability programs, retirement plans, profit sharing plans or other employee benefit plans that are available to the executive officers of the Company, for which the Executive qualifies as provided under the terms of such plans.

7.          Termination of Employment.  During the Employment Period, the Executive’s employment with the Company may be terminated by either the Company or the Executive at any time, and for any reason.  Upon such termination, the Executive (or, in the case of the Executive’s death, the Executive’s estate and beneficiaries) shall have no further rights to any other compensation or benefits from the Company on or after the termination of employment except as follows:

A.          Executive Severance Policy.  The Executive shall be a participant in the Company’s Executive Severance Policy and shall be entitled to the rights and payments provided therein.

B.          Consulting Agreement.  If the Executive’s employment terminates pursuant to Section 3 or 6 of the Executive Severance Policy as in effect on the date of this Agreement, then the Company and the Executive agree to enter into a consulting agreement, in substantially the form attached hereto as Exhibit A (the “Consulting Agreement”).

8.          Key-Employee Covenants.  The Executive agrees to perform the Executive’s obligations and duties and to be bound by the terms of the Key-Employee Covenants attached hereto as Exhibit B which are incorporated into this Section 8 by reference, and which may be modified from time to time.

9.          Successors and Assigns.  This Agreement is personal in its nature and the Executive shall not assign or transfer the Executive’s rights under this Agreement.  The provisions of this Agreement shall inure to the benefit of, and shall be binding on, each successor of the Company whether by merger, consolidation, transfer of all or substantially all assets, or otherwise, and the heirs and legal representatives of the Executive.

10.         Notices.  Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or via an overnight delivery service such as Federal Express, postage prepaid, return receipt requested.  If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service.  If such notice, demand or other communication is given by overnight delivery, such notice shall be conclusively deemed given two business days after the deposit thereof with such service, properly addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

To the Company:	Nu Skin Enterprises, Inc. 75 West Center Street Provo, Utah 84601 Attn: General Counsel

To the Executive:	At the Executive’s last residence as provided by the Executive to the Company for payroll records.

Any party may change such party’s address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this Section 10.

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11.        Governing Documents.  This Agreement, along with the documents expressly referenced in this Agreement, including the Key Employee Covenants and equity incentive plans and grant documents, constitute the entire agreement and understanding of the Company and the Executive with respect to the terms and conditions of the Executive’s employment with the Company and the payment of severance benefits, and supersedes all prior and contemporaneous written or verbal agreements and understandings (including the 2009 Employment Agreement and any other offer letter and any other existing employment agreements or arrangements, and any amendments thereto) between the Executive and the Company relating to such subject matter.  Any and all other prior agreements, understandings or representations relating to the Executive’s employment with the Company, including the 2009 Employment Agreement, are terminated and cancelled in their entirety and are of no further force or effect. This Agreement may only be amended by written instrument signed by the Executive and an authorized officer of the Company.

12.         Governing Law.  The provisions of this Agreement will be construed and interpreted under the laws of the State of Utah, without regard to principles of conflict of laws.  If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole.  Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

13.         Remedies.  The parties to this Agreement agree that:  (i) the Executive’s services are unique because of the particular skill, knowledge, experience and reputation of the Executive; (ii) if the Executive breaches this Agreement, the damage to the Company will be substantial and difficult to ascertain, and further, that money damages will not afford the Company an adequate remedy. Consequently, if the Executive is in breach of any provision of this Agreement, or threatens a breach of this Agreement, the Company shall be entitled, in addition to all other rights and remedies as may be provided by law, to seek specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement notwithstanding Section 14 hereof.  All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. All claims for damages for a breach of this Agreement shall be submitted to mediation and arbitration in accordance with Section 14 of this Agreement.

14.        Dispute Resolution.  Except for the right of the Company to seek specific performance and injunctive and other equitable relief in court as set forth in Section 13 hereof, any controversy, claim or dispute of any type arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement shall be resolved in accordance with this Section 14 of this Agreement, regarding resolution of disputes.  This Agreement shall be enforced in accordance with the Federal Arbitration Act, the enforcement provisions of which are incorporated by this reference.

A.         Mediation.  The Company and the Executive will make a good faith attempt to resolve any and all claims and disputes under this Agreement through good faith negotiations.  If such claims and disputes cannot be settled through negotiation, the Company and the Executive agree to submit them to mediation in Salt Lake City, Utah before resorting to arbitration or any other dispute resolution procedure.  The mediation of any such claim or dispute must be conducted in accordance with the then-current American Arbitration Association (“AAA”) procedures for the resolution of disputes by mediation, by a mediator (“Mediator”) who has had both training and experience as a mediator of general non-competition and commercial matters.  If the parties to this Agreement cannot agree on a Mediator, then the Mediator will be selected by AAA in accordance with AAA’s strike list method.  Within 30 days after the selection of the Mediator, the Company and the Executive and their respective attorneys will meet with the Mediator for one mediation session of at least four hours.  If the claim or dispute cannot be settled during such mediation session or mutually agreed continuation of the session, either the Company or the Executive may give the Mediator and the other party to the claim or dispute written notice declaring the end of the mediation process.  All discussions connected with this mediation provision will be confidential and treated as compromise and settlement discussions.  Nothing disclosed in such discussions, which is not independently discoverable, may be used for any purpose in any later proceeding.  If the mediation process is ended without resolution, the Mediator’s fees will be paid in equal portions by the Company and the Executive.

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B.        Arbitration.  If a claim or dispute under this Agreement has not been resolved in accordance with Section 14A above, then the claim or dispute will be determined by arbitration in accordance with the then-current AAA comprehensive arbitration rules and procedures, except as modified herein.  The arbitration will be conducted in Salt Lake City, Utah by a sole neutral arbitrator (“Arbitrator”) who has had both training and experience as an arbitrator of general non-competition and commercial matters and who is, and for at least 10 years has been, a partner, a shareholder, or a member in a law firm.  If the Company and the Executive cannot agree on an Arbitrator, then the Arbitrator will be selected by AAA in accordance with AAA’s comprehensive arbitration rules and procedures.  No person who has served as a Mediator under the mediation provision, however, may be selected as the Arbitrator for the same claim or dispute.  Reasonable discovery will be permitted and the Arbitrator may decide any issue as to discovery.  The Arbitrator may decide any issue as to whether or as to the extent to which a dispute is subject to the dispute resolution provisions in this Section 14 and the Arbitrator may award any relief permitted by law.  The Arbitrator must base the arbitration award on the provisions of this Section 14B and applicable law and must render the award in writing, including an explanation of the reasons for the award.  Judgment upon the award may be entered by any court having jurisdiction of the matter.  The statute of limitations applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under this Section 14B.  At the request of any party, the Arbitrator, attorneys, parties to the arbitration, witnesses, experts, court reporters or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings.  The Arbitrator’s fee will be paid in full by the Company, unless the Executive agrees in writing to pay some or all of the fee.

C.         Interim Actions.  Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction within the State of Utah for relief in the form of a temporary restraining order or preliminary injunction, pending appointment of an Arbitrator or pending determination of a claim through arbitration in accordance with this Section 14.  If a dispute is submitted to arbitration hereunder during the term of this Agreement, the parties shall continue to perform their respective obligations hereunder, subject to any interim relief that may be ordered by the Arbitrator or by a court of competent jurisdiction pursuant to the previous sentence.

D.         Fees.  Unless otherwise agreed, the prevailing party (if a prevailing party is determined to exist by the Arbitrator or judge) will be entitled to its costs and attorneys’ fees incurred in any arbitration or other proceeding under this Section 14 relating to the interpretation or enforcement of this Agreement.

E.         Acknowledgement.  EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 14, WHICH DISCUSSES MEDIATION AND ARBITRATION.  EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO MEDIATION AND ARBITRATION, AND THAT THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN THIS AGREEMENT CONSTITUTE A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL.

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15.         No Waiver.  The waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed as, a waiver of any later breach of that provision.

16.         Taxes.  Except as otherwise provided under Section 3C, each party agrees to be responsible for its own taxes and penalties.

17.         Counterparts.  This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

18.       Representation of the Executive; Interpretation of this Agreement.  The Executive represents and warrants to the Company that the Executive has read and understands this Agreement, has consulted with independent counsel of the Executive’s choice prior to agreeing to the terms of this Agreement and is entering into this Agreement, knowingly, willingly and voluntarily.  The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NU SKIN ENTERPRISES, INC.

/s/ Ritch Wood
Ritch Wood
Chief Executive Officer

EXECUTIVE

/s/ Joseph Chang
Joseph Y. Chang

[Signature Page to Employment Agreement]

EXHIBIT A

CONSULTING AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into effective as of [________] (the “Effective Date”), by and between Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”) and Joseph Y. Chang, an individual (“Consultant”). The Company and Employee are sometimes hereinafter referred to as “party” or “parties.”

RECITALS

A.
Prior to the termination of Consultant’s employment, Consultant served as an Executive of the Company, pursuant to an employment agreement dated _________, 2020, as amended from time to time (the “Employment Agreement”).

B.	The Company desires to obtain certain rights related to Consultant and to retain Consultant as an independent contractor to provide certain consulting services to the Company.

C.	The Consultant is willing to grant such rights and provide such services pursuant to the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt, adequacy, and legal sufficiency of which are hereby acknowledged, the parties hereby mutually agree as follows:

1.
Term. This Agreement shall commence on the Effective Date and shall continue for four years, unless otherwise terminated or extended (the “Consulting Term”). Either party may terminate this Agreement immediately if the other party commits a material breach of this Agreement. Upon termination of this Agreement, all obligations of the parties hereunder shall terminate except that (i) each party shall remain liable for any breach by such party of any covenant or obligation under this Agreement prior to the termination of this Agreement, and (ii) Consultant shall remain obligated and liable under the provisions of Sections 7.5, 7.8, 8, 9, 10, 12, 18 and 19, which shall survive the expiration or termination of this Agreement.

2.
Engagement.  The Company hereby engages Consultant as an independent contractor to provide certain rights and consulting services as set forth in Section 3 below (the “Rights and Consulting Services”) to the Company and its affiliated entities during the Consulting Term, and Consultant hereby accepts such engagement on the terms and conditions set forth herein.  Consultant may provide the Rights and Consulting Services as an individual in his own name, or through a business entity established for that purpose.  In the event that Consultant provides the Rights and Consulting Services through a business entity, then both Consultant and the business entity shall be subject to all of the obligations hereunder.

3.	Rights and Consulting Services. During the Consulting Term, Consultant shall provide the following Rights and Consulting Services to the Company:

a.	Consulting services up to 10 hours per month;

b.	Service as a member of the Company’s Scientific Advisory Board;

c.	Appearances and speaking engagements up to 10 days per year; and

d.	Full rights and authorization to use Consultant’s name and likeness for the Company’s marketing and other purposes.

4.
Consulting Fees. During the Consulting Term, the Company agrees to pay Consultant an annual consulting fee of $287,500 less any severance payments pursuant to Section 3 or 6 of the Executive Severance Policy (other than Accrued Rights, as defined in such policy) paid to Consultant during the year (the “Consulting Fee”). The Consulting Fee shall be paid in equal monthly installments.

5.
Reimbursement of Expenses. The Company agrees to reimburse Consultant for, or pay directly, reasonable expenses Consultant incurs in connection with the services provided hereunder, provided such expenses have been approved in advance by the Company and Consultant submits adequate documentation for such expenses including the purpose of the expense and the names of all persons who participated in any meetings or meals covered by such expenses.

6.
Independent Contractor. Consultant acknowledges that he is an independent contractor and the Company shall not be responsible to compensate Consultant for, or make any withholdings such as, FICA, worker’s compensation, unemployment taxes, or any other similar taxes or fees associated with employment.  Under no circumstances is Consultant to be considered an employee of the Company.

7.	Restrictive Covenants.

7.1          Definitions.  For purposes of this Agreement, the following defined terms shall have the meaning indicated:

(i)          “Competitive Business” shall mean Direct Selling.

(ii)          “Competing Entity” shall mean any entity or person that is engaged, directly or indirectly, in a Competitive Business.

(iii)        “Direct Selling” means (i) the multi-level marketing channel through which products and services are marketed directly to consumers through a sales force of independent contractors (including, without limitation, through person to person contact, via the telephone or through the Internet) who receive rewards or commissions based upon a compensation plan which contemplates a genealogical sales force of multiple levels, with such commissions paid for by (A) sales of products and services by such contractor, and/or (B) sales of products and services by other independent contractors in such contractor’s genealogical downline, and (ii)  a home-based business opportunity focused on selling products directly to the consumers.

(iv)        “Territory” shall mean those countries where the Company, or any of its affiliates, engages in business or sells products or plans to conduct business.  This definition is intended to reflect the Consultant’s knowledge about the operations and activities of the Company as a whole.

7.2         Non-Competition. Consultant shall not in any way, directly or indirectly, at any time during the Consulting Term, within the Territory: (i) engage in any Competitive Business; (ii) undertake to plan or organize any Competing Entity; (iii) become associated or connected in any way with, participate in, be employed by, render services to, or consult with, any Competing Entity (nor shall Consultant discuss the possibility of employment or other relationship with any Competing Entity); or (iv) own any direct or indirect interest in any other Competing Entity; provided, however, this limitation shall not be interpreted as prohibiting Consultant from investing in a Competing Entity that is a public company so long as such investment does not exceed 1% of the outstanding securities of such public company and Consultant discloses in writing to the Company (a) the name of the public company and the number of shares which he owns, and (b) any material change in Consultant’s ownership. This Section 7.2 shall not restrict the right of the Employee to practice law in violation of any applicable rules of professional conduct.

7.3        Non-Solicitation. Consultant shall not in any way, directly or indirectly, at any time during the Consulting Term solicit any employee, independent contractor, consultant or other person or entity in the employment or service of the Company or any of its respective subsidiaries or affiliates (each of the preceding, a “Group Company”), at the time of such solicitation, in any case to (i) terminate such employment or service, and/or (ii) accept employment, or enter into any consulting or other service arrangement, with any person or entity other than a Group Company.

7.4        Non-Endorsement. Consultant shall not in any way, directly or indirectly, at any time during the Consulting Term endorse any Competitive Business or competing product, promote or speak on behalf of any Competitive Business or competing product, or allow Consultant’s name or likeness to be used in any way to promote any Competitive Business or competing product.

7.5         Non-Disparagement. Consultant shall not in any way, directly or indirectly at any time during or after the Consulting Term, disparage the Company or the Company’s products or sales force.

7.7         Acknowledgement. Consultant acknowledges that the Rights and Consulting Services are critical and vital to the on-going success of the Company’s operation in each product category and in each geographic location in which the Company operates.  In addition, the Consultant acknowledges that Consultant’s experience with, and knowledge of the Company’s operations as a whole constitute skills and knowledge which are special, unique and extraordinary with respect to Consultant’s service to the Company.  Therefore, Consultant acknowledges that the non-competition, non-solicitation, non-endorsement and non-disparagement covenants hereunder are fair, reasonable and necessary to protect the legitimate business interests of the Company.  These covenants, and each of them, should be construed to apply to the fullest extent possible by applicable laws. Consultant has carefully read this Agreement, has consulted with independent legal counsel to the extent Consultant deems appropriate, and has given careful consideration to the restraints imposed by this Agreement. Consultant acknowledges that the terms of this Agreement are enforceable regardless of the manner in which this Agreement is terminated.

7.8          Remedies. Consultant acknowledges: (a) that compliance with the restrictive covenants contained in this Section 7 are necessary to protect the business and goodwill of the Company or its affiliates and (b) that a breach of the restrictive covenants contained in this Section 7 may result in irreparable and continuing damage to the Company or its affiliates, for which money damages may not provide adequate relief.  Consequently, Consultant agrees that, in the event that Consultant breaches or threatens to breach these restrictive covenants, the Company or its affiliates shall be entitled to (1) a preliminary or permanent injunction, without bond, to prevent the continuation of harm and (2) money damages insofar as they can be determined with respect to a material breach.  Nothing in this Agreement shall be construed to prohibit the Company or its affiliates from also pursuing any other remedy, the parties having agreed that all remedies are cumulative.

8.
Work Product. The Company shall have the sole proprietary interest in the work product produced by Consultant pursuant to the Rights and Consulting Services provided under this Agreement (the “Work Product”) in accordance with applicable laws.  Further, Consultant expressly assigns to the Company or its designee all rights, title and interest in and to all copyrights, patents, trade secrets, improvements, inventions, sketches, models and all documents related thereto, innovations, business plans, designs and any other Work Product developed by Consultant in connection with the Rights and Consulting Services in accordance with applicable laws. Consultant further agrees to promptly disclose any and all Work Product to Company.

9.
Confidential Information. Consultant acknowledges that during the Consulting Term he may develop, learn and be exposed to information about the Company and its business, including but not limited to formulas, business plan and processes, financial data, vendor lists, product and marketing plans, sales force lists and other trade secrets which information is secret and confidential (“Confidential Information”). Consultant agrees that Consultant will not at any time during or after the Consulting Term, without the express written consent of the Company, disclose, copy, retain, remove from the Company’s premises or make any use of such Confidential Information except as may be required in the course of the Rights and Consulting Services.  At the end of the Consulting Term, or at the earlier request of the Company, Consultant shall promptly return to the Company all Confidential Information. Consultant expressly assigns to the Company or its designee all rights, title and interest in all Confidential Information. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information does not include any information which is currently in the public domain or which hereafter becomes public knowledge in a way that does not involve a breach of an obligation of confidentiality.

10.
Cooperation.  Consultant agrees that, upon the Company’s reasonable request, Consultant in good faith and using diligent efforts shall cooperate and assist the Company in any dispute, controversy or litigation in which the Company may be involved including, without limitation, Consultant’s participation in any court or arbitration proceedings, the giving of testimony, the signing of affidavits or such other personal cooperation as counsel for the Company may reasonably request.  Such cooperation shall not be unreasonably burdensome without reasonable compensation.

11.	Compliance with Laws. Consultant agrees to comply with all applicable laws in the performance of his obligations under this Agreement.

12.
Indemnification. Consultant shall indemnify and hold the Company and its affiliates, and each of their respective officers, directors, employees and agents, harmless from any and all liabilities, damages, judgments, or expenses, including reasonable attorney’s fees, resulting or arising from, directly or indirectly, any acts or omissions by Consultant. Consultant further agrees to indemnify and hold each of the Company and its affiliates, and each of their officers, directors, employees and agents, harmless from any withholding tax, unemployment payments, fees, penalties, expenses, assessments or other liabilities that the Company or its affiliates may incur as a result of any determination or claim that Consultant is an employee of the Company.

13.
Assignment. This Agreement is for the unique personal services of Consultant and is not assignable or delegable in whole or in part by Consultant or the Company without the prior written consent of the other party; provided the Company may assign its rights and obligations hereunder to an Affiliate of the Company or in connection with the sale of its business, and provided Consultant may perform his personal services through a business entity established for those purposes.

14.
Waiver and Modification.  Any waiver, change, modification, extension, discharge, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and the party against whom enforcement of such waiver, change, modification, extension, discharge, or amendment is sought signs such document.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision hereof or any subsequent breach of the same provision.

15.
Severability, Interpretation.  If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall nevertheless remain in full force and effect.  Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty in this Agreement shall not be construed against either of the parties based upon authorship of any of the provisions hereof.

16.
Reformation. The Company intends to restrict the activities of the Consultant only to the extent necessary for the protection of the legitimate business interests of the Company and its affiliates.  It is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.  If the provisions of this Agreement should ever be deemed or adjudged by a court of competent jurisdiction to exceed the time or geographical limitations permitted by applicable law, then such provisions shall nevertheless be valid and enforceable to the extent necessary for such protection as determined by such court, and such provisions will be reformed to the maximum time or geographic limitations as determined by such court.

17.
Notices.  Any notice required or permitted hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private overnight courier, or by facsimile (with a conforming copy sent by overnight mail) to the address or fax number set forth below or to such other address as either party may designate from time to time according to the terms of this Section 17:

If to Consultant:	Joseph Chang

If to the Company:	Nu Skin Enterprises, Inc.

A notice delivered personally shall be effective upon receipt.  A notice sent by facsimile shall be effective the date delivered, provided confirmation of delivery is obtained and a copy is delivered by overnight mail, 24 hours after the dispatch thereof.  A notice delivered by private overnight courier shall be effective on the day delivered or if delivered by mail, the third day after the day of mailing.  Either party may change its address for purposes of this Section 17 by providing the other party notice as required herein.

18.
Attorneys’ Fees.  In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs in addition to any other relief to which such party may be entitled.

19.
Governing Law, Jurisdiction and Venue.  The validity of this Agreement and the interpretation and performance of all of its terms shall be governed by the substantive and procedural laws of the State of Utah.  Each party expressly submits and consents to exclusive personal jurisdiction and venue in the courts of Utah County, State of Utah or in any Federal District Court in Utah.

20.
Entire Agreement.  This Consulting Agreement, together with the Separation and Release Agreement entered into pursuant to the Company’s Executive Severance Policy, the Employment Agreement and the Key-Employee Covenants Agreement as amended by the Employment Agreement, and the agreements related to the Company’s deferred compensation plan, the Company’s 401(k) plan, and Consultant’s stock option agreements (the “Sole Agreements”), constitute the entire and sole agreements between Consultant and the Company and its affiliates.  No other promises or agreements have been made to Consultant or the Company other than those contained in the Sole Agreements. Consultant and the Company acknowledge that they have read this Consulting Agreement carefully, fully understand the meaning of the terms of this Consulting Agreement, and are signing this Consulting Agreement knowingly and voluntarily.  This Consulting Agreement may not be modified except by an instrument in writing signed by all of the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

NU SKIN ENTERPRISES, INC.

By:
Its:

EMPLOYEE

Joseph Y. Chang

EXHIBIT B

KEY EMPLOYEE COVENANTS

KEY EMPLOYEE COVENANTS AGREEMENT

Joseph Y. Chang	“Employee”
(PRINT NAME)

Nu Skin Enterprises, Inc. and its affiliated companies (“Company”) operate in the highly competitive direct selling marketplace competing for product market share as well as recruitment and retention of independent distributors.  The success of Company depends on maintaining a competitive edge in this industry through the introduction of innovative products and attracting and retaining distributors. Accordingly, as a condition of and in consideration of employment or continued employment with Company and participation in the Executive Severance Policy maintained by Company, the parties hereby acknowledge and agree as follows.

1.
Conflict of Interest:  During employment with Company, Employee shall not have any personal interest that is incompatible with the loyalty and responsibility owed to the Company.  Employee must discharge his/her responsibility solely on the basis of what is in the best interest of Company and independent of personal considerations or relationships. Employee shall maintain impartial relationships with vendors, suppliers and distributors. Should Employee have any questions regarding this matter, Employee should consult with his/her director or supervisor.  If any conflict of interest or potential conflict of interest arises, the Employee must notify his director or supervisor and seek an appropriate waiver or resolution of such conflict of interest. Although it is difficult to identify every activity that might give rise to a conflict of interest, and not by way of making an all-inclusive list, the following provisions apply to common areas for potential conflicts of interests:

1.1
Related Party Transactions.  Employees should not have a direct or indirect ownership or financial interest in vendors of Company nor any company doing or seeking to do business with Company. Employees should also not have a financial or other interest in any transaction involving the Company.  In the event such a conflict arises, the Employee must notify his/her director or supervisor and the Company may not do business with such vendor or enter into any such transaction unless it has been approved in accordance with the Company’s policy with respect to related party transactions.

1.2
Other Employment.  Employee shall not perform services of any kind for any entity doing or seeking to do business with Company. As to employment with or service to another company, Employee shall not provide service to any company that competes with the Company, and shall not allow any such activity to detract from his/her job performance, use Company’s time, resources or personnel, or require such long hours to affect his/her physical or mental effectiveness.

1.3
Distributorships.  While employed by Company and for a period of three (3) months after termination of an employment relationship with Company, Employee shall not directly or indirectly own any interest in a Company distributorship or similar account.  Additionally, during the course of employment, neither the Employee’s spouse, nor any member of the Employee’s household shall own any interest in, or otherwise be associated with, a Company distributorship without the prior written consent of the Company. Employee’s spouse, or significant other living in the same household, will not, without the prior written consent of the Company, own any interest in, or otherwise be affiliated with, another direct sales distributorship or be employed by another direct sales or multilevel marketing company.  Any pre-existing ownership interests or employment covered in this paragraph must be disclosed to the Company at the time of the execution of this Agreement.  Employee shall disclose to his/her immediate director or supervisor any and all areas posing a potential or actual conflict of interest.  Said disclosure shall be made as promptly as possible after such conflict arises.

2.	Work Product:

2.1
Company shall have the sole proprietary interest in the work product of Employee created  during his/her employment with Company (“Work Product”), and Employee expressly assigns to Company or its designee all rights, title and interest in and to all copyrights, patents, trade secrets, improvements, inventions, sketches, models and all documents related thereto, manufacturing processes and innovations, special calibration techniques, software, service code, systems designs and any other Work Product developed by Employee, either solely or jointly with others, where said Work Product relates to any business activity or research and development activity in which Company is involved or plans to be involved at the time of or prior to Employee’s creating such Work Product, or where such Work Product is developed with the use of Company’s time, material, or facilities; and Employee further agrees to disclose any and all such Work Product to Company without delay.

2.2
Employee will promptly disclose to the Company all Work Product, whether or not patentable or registrable under patent, copyright or similar statutes, made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, during the period of his/her employment that (i) at the time of conception or reduction to practice are related to the actual or demonstrably anticipated business of the Company, (ii) result from tasks performed by Employee for the Company, or (iii) are developed on any amount of the Company’s time or result from the use of premises or property (including computer systems and engineering facilities) owned, leased, or contracted for by the Company (collectively, “Inventions”).

3.	Non-Disclosure and Assignment:

3.1
Employee acknowledges that during the term of employment with Company he/she may develop, learn and be exposed to information about Company and its business, including but not limited to formulas, business plans, financial data, vendor lists, product and marketing plans, distributor lists, and other trade secrets which information is secret, confidential and vital to the continued success of Company (“Confidential Information”).  All Confidential Information and/or Inventions, as well as all intellectual property rights therein, are and shall be the sole property of the Company.  Employee hereby assigns and agrees to assign to the Company any rights he or she may have or acquire in such Confidential Information and/or Inventions.

3.2
During and after Employee’s employment, Employee shall hold the Confidential Information and/or Inventions in confidence and shall protect them with utmost care. Employee shall not disclose, copy, remove from the Company’s premises, or permit any person to disclose or copy any of the Confidential Information and/or Inventions, and Employee shall not use any of the Confidential Information and/or Inventions, except as necessary to perform his/her duties as an employee of Company.  In the event that Employee has or has had access to any confidential information belonging to any third party, including but not limited to any of Employee’s previous employers, Employee shall hold all such confidential information in confidence and shall comply with the terms of any and all agreements between Employee or Company and the third party with respect to such confidential information. Upon hire, Employee shall disclose to Company the existence of agreements Employee has with prior employers.

3.3
This Agreement will not be interpreted to prevent the use or disclosure of information that (i) is required by law to be disclosed, but only to the extent that such disclosure is legally required, (ii) becomes a part of the public knowledge other than by a breach of an obligation of confidentiality, or (iii) is rightfully received from a third party not obligated to hold such information confidential.  The Defend Trade Secrets Act provides immunity to individuals under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney for the sole purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceedings, if such filing is made under seal.  If an individual files a lawsuit against his or her employer alleging retaliation for reporting a suspected violation of law, the individual may disclose the trade secret to his or her attorney.  The individual may also use the trade secret information in the court proceedings, provided that he or she files any documents containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

3.4
Upon Company’s request, and in any event upon termination of Employee’s employment for any reason, Employee shall promptly return to Company all materials in his/her possession or control that represent, contain or reasonably could contain Confidential Information and/or Inventions, including but not limited to passwords, documents, drawings, diagrams, flow charts, computer programs, memoranda, notes, and every other medium, and all copies thereof.

3.5
Subject to Paragraph 17 below, during and after Employee’s employment, regardless of the circumstances of Employee’s termination, Employee shall not communicate to, or use for his/her benefit, or for the benefit of any person, firm, or other entity, without the prior approval of the Company, any Confidential Information or information about Inventions; provided, however, that Employee may communicate such information as required pursuant to law or as necessary or appropriate in connection with any suit or action, or any potential suit or action, brought by Employee against the Company in connection with his/her employment relationship with the Company. Except as outlined in Paragraph 17 below, Employee must advise Company prior to disclosure of Confidential Information to be communicated pursuant to law or in connection with a suit or action as described above so that the Company may obtain a protective order as necessary to protect its confidentiality interests. Employee will return to Company all Company-owned materials including, without limitation, computer and office equipment, supplies and internal Company manuals, customer lists and information, passwords, and marketing materials.

4.
Future Inventions:  Employee recognizes that Inventions relating to his/her activities while working for Company and conceived or made by Employee, whether alone or with others, within one year after termination of Employee’s employment may have been conceived in significant part while employed by Company.  Accordingly, Employee agrees that such Inventions shall be presumed to have been conceived during Employee’s employment with Company and are to be, and hereby are, assigned to Company unless and until Employee has established the contrary.

5.
Cooperation:  Employee shall assist Company in every way deemed necessary or desirable by the Company (but at the Company’s expense) to obtain and enforce patents, copyrights, trademarks and other rights and protections relating to any Confidential Information and Inventions in any and all countries, and to that end Employee will execute all documents for use in obtaining and enforcing such patents, copyrights, trademarks and other rights and protections as Company may desire, together with any assignments thereof to Company or persons designated by it.  If Company is unable for any reason to secure Employee’s signature to any document required to apply for or execute any patent, copyright, mask work or other applications with respect to any Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Employee hereby irrevocably designates Company and its duly authorized officers and agents as Employee’s agents and attorneys-in-fact for and on Employee’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by Employee.  Employee’s duty to assist Company extends to enforcement of patents, copyrights, trademarks, and other rights and protections described above, of which were executed and signed on Employee’s behalf pursuant to Employee’s designation of Company for signatory authority.  Employee’s obligation to assist Company shall continue beyond the termination of his/her employment, but Company shall compensate him/her at a reasonable rate after his/her termination for time actually spent by Employee at Company’s request on such assistance.

6.
Ethical Standards:  Employee agrees to maintain the highest ethical and legal standards in his/her conduct, to be scrupulously honest and straight-forward in all of his/her dealings and to avoid all situations which might project the appearance of being unethical or illegal.

7.
Product Resale:  As an employee of Company, Employee may receive Company products and materials either at no charge or at a discount as specified from time to time by Company in its sole discretion.  Employee agrees that the products received shall be used strictly in accordance with the policies of the Company regarding products received by employees from the Company and shall not be sold, distributed or transferred in any manner that would violate such policies, as they may be amended from time to time.

8.
Gratuities:  Employee shall neither seek nor retain gifts, gratuities, entertainment or other forms of compensation, benefit, or persuasion from suppliers, distributors, vendors or their representatives without the consent of a Company Vice President with the exception of meals provided in the ordinary course of business on an infrequent basis.

9.
Non-Solicitation:  Employee shall not in any way, directly or indirectly, at any time during employment or within two (2) years after either a voluntary or involuntary employment termination: (a) solicit, divert, take away, or unreasonably interfere with Company’s distributors; (b) in any manner solicit, divert, take away, or interfere unreasonably with Company’s employees or vendors; or (c) assist any other person(s) in any manner  in an attempt to do any of the foregoing.

10.
Non-Disparagement:  Subject to Paragraph 17 below, employee shall not in any way, directly or indirectly at any time during employment or after either voluntary or involuntary employment termination, disparage Company, Company products or Company Distributors.

11.
Non-Endorsement:  Employee shall not in any way, directly or indirectly, at any time during employment or within one (1) year after either a voluntary or involuntary employment termination endorse any sales compensation plan of another company or product that competes with products of Company, promote or speak on behalf of any company whose products compete with those of Company, or allow Employee’s name or likeness to be used in any way to promote any company or product that competes with Company or any products of Company.

12.
Non-Competition:  Because of the Company’s legitimate business interest, in exchange for the benefits of continued employment by Company and participation in the Executive Severance Policy maintained by Company, Employee shall not accept employment with, contribute Employee’s knowledge, engage in or participate, directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, partner, joint venturer, agent, equity owner, distributor or in any other capacity whatsoever, with any entity engaged in the same or similar business as the Company, including those engaged in the business of LED light source growing, or direct selling that competes with the business of Company whether for market share of products or for independent distributors in a territory in which Company is doing business; provided, however, Employee may own publicly-traded securities of a company’s whose securities are publicly traded on either the NYSE, American or NASDAQ stock exchanges if the Employee’s ownership interest is less than 1% of the total outstanding securities of such company.  The Employee shall not engage in activities that may require or inevitably require disclosure of trade secrets, proprietary information, or Confidential Information.  The restrictions set forth in this paragraph shall remain in effect during the Employee’s employment with Company and during a period of one (1) year following the Employee’s termination of employment.  Within fifteen (15) days of termination of Employee’s employment, Company shall notify Employee whether it elects to enforce the Employee’s obligation set forth in this paragraph. Notwithstanding the foregoing, in the event Company decides, in its sole discretion, to enforce Employee’s non-competition obligation(s) with regard to an Employee whose employment ended as a result of the Employee’s voluntary termination of employment without Good Reason (as defined in the Executive Severance Policy maintained by Company), Company may elect, in its sole discretion, to pay Employee a sum of up to seventy-five percent of the Employee’s annual base salary at termination of employment, less applicable withholding taxes, for the one year period following the termination of employment during which the restrictive covenants in this paragraph remain in effect. Unless other arrangements are made at Company’s sole discretion, such payment may be made in equal periodic installments in accordance with Company’s regular payroll practices until all payments are completed. Such ongoing payments shall be contingent upon Employee’s ongoing compliance with his/her continuing obligations under this Agreement.

13.
Acknowledgement:  Employee acknowledges that his/her position and work activities with the Company are “key” and vital to the on-going success of Company’s operation in each product category and in each geographic location in which Company operates. In addition, Employee acknowledges that his/her employment or involvement with any other entity or company engaged in the business of LED light source growing, or direct selling or multilevel marketing would create the impression that Employee has left Company for a “better opportunity,” which could damage Company by this perception in the minds of Company’s employees, independent distributors, or other persons. Therefore, Employee acknowledges that his/her confidentiality, non-solicitation, non-disparagement, non-endorsement and non-competition covenants are fair and reasonable and should be construed to apply to the fullest extent possible by applicable laws.  Employee has carefully read this Agreement, has consulted with independent legal counsel to the extent Employee deems appropriate, and has given careful consideration to the restraints imposed by the Agreement. Employee acknowledges that the terms of this Agreement are enforceable regardless of the manner in which Employee’s employment is terminated, whether voluntary or involuntary. In the event that Employee is to be employed as an attorney for a competitive business, Company and Employee acknowledge that paragraph 12 is not intended to restrict the right of the Employee to practice law in violation of any applicable rules of professional conduct.

14.
Return of Equipment and Information upon Termination:  Upon termination of employment, Employee shall return to Company all assets and equipment of Company along with any Confidential Information and Work Product including any distributor and vendor contact information and notes or summaries of all of the above.  Employee shall not retain any copies of the returned items.

15.
Remedies:  Employee acknowledges: (a) that compliance with the restrictive covenants contained in this Agreement are necessary to protect the business and goodwill of Company and (b) that a breach will result in irreparable and continuing damage to Company, for which money damages may not provide adequate relief. Consequently, Employee agrees that, in the event that he/she breaches or threatens to breach these restrictive covenants, Company shall be entitled to both: (1) a preliminary or permanent injunction to prevent the continuation of harm and (2) money damages insofar as they can be determined. Nothing in this Agreement shall be construed to prohibit Company from also pursuing any other remedy, the parties having agreed that all remedies are cumulative.  It is further recognized and agreed that the covenants set forth herein are for the purpose of restricting Employee’s activities to the extent necessary for the protection of the legitimate business interests of Company and that Employee agrees that said covenants do not and will not preclude him/her from engaging in activities sufficient for the purposes of earning a living.

16.
Attorney’s Fees:  If any party to this Agreement breaches any of the terms of this Agreement, then that party shall pay to the non-defaulting party all of the non-defaulting party’s costs and expenses, including reasonable attorney’s fees, incurred by that party in enforcing the terms of this Agreement.

17.
Protected Activity. Nothing in this document is intended, or should be interpreted, to restrict, impede, or otherwise limit the rights of all employees, including Key Employees, to report possible violations of law or regulation to any governmental agency or entity tasked with enforcing such laws and regulations, including but not limited to the United States Department of Justice, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Department of Labor, Congress, and any agency Inspector General, or participate in an investigation by any such administrative agencies; nor is this document intended to limit employees’ rights to discuss among themselves or others wages, benefits, and other terms and conditions of employment or workplace matters of mutual concern, as protected by the National Labor Relations Act.  Employee is not required to notify the Company of his or her intention to file such a report or participate in such an investigation prior to contacting the agency.

18.
Court’s Right to Modify Restriction:  The parties have attempted to limit the Employee’s right to compete only to the extent necessary to protect Company from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties agree that, if the scope or enforceability of the restrictive covenants contained in this Agreement is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenants to the extent that it believes to be reasonable under the circumstances existing at that time.

19.
Severability:  If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court or administrative agency to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is severable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

20.
Governing Law and Forum:  This Agreement shall be governed and enforced in accordance with the laws of the State of Utah, and any litigation between the parties relating to this Agreement shall be conducted in the courts of Utah County or Salt Lake City where necessary for federal court matters.

21.
Employment At Will:  Employee understands that employment with Company is at-will, meaning that employment with Company is completely voluntary and for an indefinite term and that either Employee or Company is free to terminate the employment relationship at any time, with or without cause or advance notice, provided that termination is not done for an unlawful or discriminatory purpose.

22.
Employment Subject to Company’s Policies and Procedures:  The Parties acknowledge and agree that Company has established, and may establish, various workplace policies and procedures, which the Company may modify in its sole discretion from time to time.  Employee acknowledges such policies and procedures, and agrees to abide by such policies and procedures as they may be implemented or modified from time to time.

23.
Entire Agreement:  Company and Employee understand and agree that this Agreement and the Employment Agreement by and between Company and Employee shall constitute the entire agreement between them regarding the subject matter contained herein, and that all prior understandings or agreements regarding these matters are hereby superseded and replaced, including, without limitation, the Key-Employee Covenants Agreement previously signed by the parties.  Any amendment to or modification of this Agreement must be in writing signed by the parties hereto and stating the intent of the parties to amend or modify this Agreement.

24.
Survivability of Obligations:  This Agreement sets forth several obligations which continue after the termination of Employee’s employment with Company, including without limitation those obligations set forth in paragraphs 1, 2, 3, 4, 5, 6, 9, 10, 11, and 12, and the Parties specifically acknowledge and agree that such obligations shall survive the termination of Employee’s employment for any reason.

25.
Enforcement of Restrictive Covenants:  If Employee breaches any of the provisions of Paragraphs 3, 9, 10, 11, or 12 of this Agreement, the Parties acknowledge and agree that such breach is likely to cause the Company serious, immediate and irreparable damage.  Accordingly, if Employee breaches or threatens to breach any such provision, the Company shall have no adequate remedy at law and may obtain injunctive relief against Employee in any court of competent jurisdiction.  The seeking and/or obtaining of such injunctive relief shall be without prejudice to the Company’s right to seek any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Employee.  Employee agrees that the Company does not need to post a bond to obtain an injunction and waives Employee’s right to require such a bond.   The remedies provided for under this provision are intended to be in addition to, not in place of, remedies available under federal and state laws, including the Federal Defend Trade Secrets Act (“FDTSA”).  If the Company pursues claims against Employee under the FDTSA, the Company may recover damages from Employee that include, but are not limited to, monetary damages and punitive or exemplary damages and may obtain injunctive relief against Employee.

THIS AGREEMENT HAS BEEN READ, UNDERSTOOD AND FREELY ACCEPTED BY:

/s/ Joseph Chang	Dated:	2020-10-16
Employee